Exhibit 99.1
Stem Cell Company Bioheart, Inc.
Announces Conference Call to Discuss Year End
Highlights for 2008
Bioheart will discuss clinical progress for MyoCell®, its proprietary muscle-derived cell therapy designed for improving cardiac function in heart-failure patients
SUNRISE, Fla., — January 28, 2009 — Bioheart, Inc., (NasdaqCM: BHRT) a company committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases, will hold a conference call on February 3, 2009, at 4:05 p.m. EST (1:05 p.m. PST) to discuss the company’s clinical progress and highlights for fiscal year 2008.
To access the call, please contact the conference call operator at 1-877-719-9795, or 1-719-325-4760 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the “Bioheart Conference Call to Discuss Year End Highlights for 2008.” Interested parties may also listen via a live Internet webcast, which can be found at www.bioheartinc.com.
A replay of the call will be available for seven days from 7:00 p.m. February 3, 2009 until 11:59 a.m. on February 10, 2009. The number for the replay is 1-888-203-1112, or 1-719-457-0820 for international calls; the passcode for the replay is 3127463. In addition, a recording of the call will be available via the company’s website at www.bioheartinc.com for one year.
“We reached a number of key progress points in 2008 for our clinical program and for our business development,” said Howard J. Leonhardt, chairman and chief executive officer of Bioheart. “With regulatory approvals now in place, we are able to launch sales of our at-home heart failure monitoring systems in the United States and Europe, and to market our TGI-1200™ cell isolation system in Europe. While this was an extremely difficult year for raising capital, we remain on track for commercial approval on our lead product candidate, MyoCell, provided sufficient funding is obtained to complete the clinical work required. We believe MyoCell, our proprietary muscle-derived cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells, can help improve the lives of the more than 23 million patients suffering from heart failure worldwide.”
Since June of 2000, over 350 patients have been enrolled in various myogenic stem cell clinical trials for treating advanced heart failure. Approximately 83 percent to 94 percent of myogenic cell treated patients have improved in exercise capacity and/or quality of life while only about 31 percent of patients treated with drugs only have improved in these same parameters. Bioheart, through its European contract manufacturer, Pharmacell BV, was previously awarded a manufacturing permit from The Netherlands Ministry of Health for the in vitro culture of autologous myoblasts for use as human medications. Bioheart recently applied in four countries for reimbursement authorization for treating advanced heart failure patients who are worsening after trying all available current drug therapies and who do not currently qualify for a bi-ventricular pacemaker or left ventricle assist device.
During the audio conference call, Leonhardt will discuss a number of business and clinical highlights including the following:

•	MyoCell Clinical Cell Therapy: Currently the subject of Bioheart’s MARVEL Trial, a Phase II/III randomized, double-blind, placebo-controlled clinical trial to study muscle stem cell therapy treatments for congestive heart failure patients. The MARVEL Trial involves 35 U.S. clinical sites and 330 patients, making it the largest clinical trial of its kind ever undertaken.

•	MyoCell SDF-1, intended to be an improvement of MyoCell and being developed in collaboration with the Cleveland Clinic and the University of Florida utilizing intellectual property licensed by the Cleveland Clinic, demonstrated positive functional improvement in two separate animal studies. MyoCell SDF-1 provided a 54 percent improvement of heart function compared to 27 percent for the original MyoCell composition while the placebo control treated animals declined by 10 percent. Bioheart is preparing to enter into clinical registry studies in Switzerland and is working with the FDA on obtaining an IND for clinical trials in the U.S. Grant funding has potentially been lined up for these studies. Last year, Bioheart also approached the National Heart, Lung and Blood Institute of the National Institutes of Health to discuss the possibility of their Cardiovascular Cell Therapy Research Network’s participation in these new clinical trials.

•	Filed applications for reimbursement approval for MyoCell Myogenic Stem Cell Therapy for Heart Failure in four countries: Germany, Italy, the Netherlands, and Switzerland. Awarded a manufacturing permit from the Netherlands Ministry of Health for the in vitro culture of autologous myoblasts for use as human medications. This certification fully permits Bioheart to commercialize muscle biopsy processing services in Europe to provide myogenic cells to clinical researchers.

•	Received a Notice of Allowance from the United States Patent and Trademark Office for nine new patent claims covering the use of electrical stimulation to enhance stem cell regeneration of damaged heart muscle.

•	Bioheart TGI-1200 System, a bedside apparatus for preparing stem cells and endothelial progenitor cells from adipose tissue, received CE Mark approval in November 2008 and sales efforts began in December. In animal studies this procedure achieved 40 percent to 90 percent reduction of myocardial scar size.

•	Bioheart 3370 Heart Failure Monitor: Bioheart secured non-exclusive worldwide distribution rights for an at-home patient monitoring system utilizing Bioheart’s exclusive proprietary software program. This product is fully approved for commercial sale both in the U.S. and Europe and sales launch began in December 2008. Just this week, the company began making first deliveries into the U.S. market.

•	Bioheart received FDA approval for the Bioheart-Monebo Cardiobelt™, an at-home heart monitoring system and ECG analyzer.

•	Added veteran medical sales executive, Matt Fendrich, as VP of Sales and Marketing to the team. Mr. Fendrich led the sales launch of the Bioheart 3370 Heart Failure Monitor and the Bioheart-Monebo Cardiobelt™ Arrhythmia and A-Fib Remote Monitoring System in the U.S.

•	Opened multimillion-dollar, state-of-the-art cell culture facility in Korea, of which 18 percent is owned by Bioheart.

•	Invested $14 million in research in 2008, bringing the total committed to date to over $120 million, including grants, loans and $82 million paid in capital.
About Bioheart, Inc.:
Bioheart, Inc. (NasdaqCM: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell, MyoCell SDF-1 and MyoCath are trademarks of Bioheart, Inc.
Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Contact:
At the Company:
     Howard J. Leonhardt, Chief Executive Officer
     (954) 835-1500
Investor Relations:
     RedChip Companies, Inc.
     Dave Gentry, (800) 733-2447, Ext. 104
     info@redchip.com
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